Exhibit 5.1

August 13, 2014
FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

Re:	FelCor Lodging Trust Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities consisting of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), including shares of Preferred Stock that may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iii) warrants to purchase shares of Common Stock, Preferred Stock, or Depository Shares (the “Warrants” and, collectively with the Common Stock, Preferred Stock, and Depository Shares, the “Securities”), or (iv) any combination of the foregoing, each such offering to be completed on the terms to be determined at the time of each offering. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus, and any Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined (i) the Registration Statement, including the Prospectus; (ii) the Articles of Amendment and Restatement of the Company, as amended (the “Charter”); (iii) the Amended and Restated Bylaws of the Company (the “Bylaws”); and (iv) such other records of the Company and certificates of the Company’s officers and public officials as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, any certificates for the Securities will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Securities or, if uncertificated, valid book-entry notations for the issuance of the Securities in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public

1700 Pacific Avenue, Suite 4100 | Dallas, Texas 75201-4675 | 214.969.2800 | fax: 214.969.4343 | akingump.com

August 13, 2014
FelCor Lodging Trust Incorporated

officials and certificates of officers of the Company, all of which we assume to be true, correct and complete. We have also assumed that at the time of any issuance or sale of Securities (a) the issuance, sale, number or amount, as the case may be, and the terms of the Securities to be offered will be duly authorized and established in accordance with and so as not to violate, or result in a default under or breach of, the Charter, the Bylaws and any applicable law or agreement or instrument to which the Company is then subject and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (b) any Securities issuable upon conversion, exchange or exercise of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.
With respect to Securities constituting Common Stock (including any Common Stock that is issued upon the exchange or conversion of the Preferred Stock or the Depositary Shares that are exchangeable or convertible into the Common Stock or upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters, (ii) the applicable definitive underwriting, purchase or similar agreement has been duly executed and delivered, and (iii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of such agreement, against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company (the “Board”) and as contemplated by such agreement (not less than the par value of the Common Stock) or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (as defined below) therefor, in each case, against payment (or delivery) of the consideration therefor provided therein, such Common Stock (including any Common Stock duly issued (a) upon exchange or conversion of any Securities constituting Preferred Stock that are exchangeable for or convertible into Common Stock or (b) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2.
With respect to Securities constituting any series of Preferred Stock and Depositary Shares (if applicable) (in each case including any Preferred Stock that is duly issued upon the exercise of the Warrants and receipt by the Company of any additional consideration payable upon such exercise), when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters,

August 13, 2014
FelCor Lodging Trust Incorporated

including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights thereof, (ii) the proper officers of the Company have duly executed and caused to be filed with the Maryland Department of Assessments and Taxation, prior to the issuance of such shares of Preferred Stock and Depositary Shares (if applicable), a certificate of designations setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock and Depositary Shares (if applicable), (iii) in the case of Depository Shares, a depository agreement has been duly authorized, validly executed and delivered by the Company and the other party thereto, and (iv) certificates representing the shares of such series of Preferred Stock and Depositary Shares (if applicable) have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive underwriting or similar agreement approved by the Board upon payment in full of the consideration payable therefor as determined by the Board and as contemplated by such agreement (not less than the par value of the Preferred Stock and Depositary Shares (if applicable)) or (b) upon conversion, or exchange of any other security in accordance with the terms of such security providing for such conversion or exchange into Preferred Stock or the exercise of any Warrants into Preferred Stock, as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock and Depositary Shares (if applicable) (including any Preferred Stock duly issued upon exercise of any Securities constituting Warrants that are exercisable for Preferred Stock) will be duly authorized, validly issued, fully paid and non-assessable.

3.
Assuming that a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto against payment in full of the consideration payable therefor as determined by the Board and as contemplated by such Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

August 13, 2014
FelCor Lodging Trust Incorporated

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will at all times comply with applicable laws and such effectiveness shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock issuable upon exchange or conversion of Securities constituting Preferred Stock or (b) Common Stock or Preferred Stock issuable upon exercise of Securities constituting Warrants, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) at the time of the issuance of the Securities (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary corporate power and due authorization to effect the issuance of the Securities, (c) the Charter and Bylaws are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (d) sufficient shares of each of the applicable Securities will be authorized for issuance under the Charter that have not otherwise been issued or reserved or committed for issuance, and (e) the consideration paid upon issuance of each Security will not be less than the applicable par value thereof.

B.	We express no opinion as to the laws of any jurisdiction other than the Maryland General Corporation Law.

C.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

August 13, 2014
FelCor Lodging Trust Incorporated

Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.